UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2010

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 S. Kraemer Blvd.

Brea, CA 92821

(Address of principal executive offices) (Zip Code)

(714) 993-5321

(Registrant’s telephone number, including area code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, on September 6, 2010, Scott T. Garrett resigned his positions as Chairman of the Board, Chief Executive Officer, President, and Director of Beckman Coulter, Inc. (the “Company”), with such resignation effective the same day. In connection with such resignation, the Board of Directors appointed Glenn Schafer, who is the Company’s current lead independent director, as the non-executive Chairman of the Board. Mr. Garrett will continue to be employed by the Company until January 15, 2011 (the “Retirement Date”) as a full-time, non-executive advisor to the Chairman of the Board.

(c) As previously announced, on September 6, 2010 and in connection with Mr. Garrett’s resignation, the Board of Directors appointed J. Robert Hurley, who, prior to such appointment, was the Company’s senior vice president, human resources, as interim President and Chief Executive Officer of the Company. The Board of Directors will initiate a search for a successor. The information required by Item 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Hurley was previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the Company’s Definitive Proxy Statement dated March 3, 2010 (the “2010 Proxy Statement”) and is incorporated herein by reference.

(e) In connection with Mr. Garrett’s resignation, Mr. Garrett and the Company entered into a Transition, Separation Agreement and General Release of all Claims (the “Agreement”), dated September 8, 2010. Mr. Garrett will have until September 15, 2010 to revoke the Agreement. In the event that Mr. Garrett does not exercise his right to revoke the Agreement, the Agreement will become effective on September 16, 2010.

Pursuant to the Agreement and until the Retirement Date, (i) Mr. Garrett will continue to receive his base salary, (ii) Mr. Garrett will be eligible to participate in the Company’s Management Incentive Plan for 2010, (iii) Mr. Garrett’s outstanding stock option, restricted stock and performance share awards will remain outstanding and continue to vest in accordance with their respective terms, and (iv) Mr. Garrett will be entitled to continue to participate in all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as of the date of the Agreement. Following the Retirement Date, the Agreement provides for Mr. Garrett to receive four weeks of base salary representing his accrued and unused vacation time. Furthermore, following the Retirement Date, the Agreement provides for Mr. Garrett to receive such cash payments to which he is entitled under the Company’s existing Separation Pay Plan. Pursuant to the terms of the Company’s Separation Pay Plan, Mr. Garrett will be entitled to receive a gross amount equal to $1,920,000, representing two times Mr. Garrett’s annual base salary, with such payment to be made in fifty-two equal bi-weekly installments and subject to applicable tax deductions. Following the Retirement Date, the Agreement provides that Mr. Garrett’s currently outstanding stock option, restricted stock and performance share awards (the “Outstanding Equity Grants”) will be subject to the terms and conditions of the applicable equity incentive plans and award agreements (the “Company Grant Documents”). Pursuant to the terms of the Company Grant Documents and as a result of Mr. Garrett’s age and his years of service with the Company, Mr. Garrett’s separation from the Company will be treated as a retirement under the Company Grant Documents, and the Outstanding Equity Grants will be subject to continued or accelerated vesting, as applicable, in the manner provided in such Company Grant Documents. Furthermore, the Agreement contains a general and mutual release of claims between the Company and Mr. Garrett and a mutual non-disparagement covenant. Amounts payable under the Agreement during the first six months following the Retirement Date may be delayed to the extent required under Section 409A of the Internal Revenue Code.

The description of the Company’s Management Incentive Plan, the Company’s Separation Pay Plan and the Company Grant Documents were previously reported in the 2010 Proxy Statement and is incorporated herein by reference. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition, Separation Agreement and General Release of all Claims, dated September 8, 2010, by and between Scott T. Garrett and Beckman Coulter, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2010

BECKMAN COULTER, INC.

By:	/S/ ARNOLD A. PINKSTON
Name:	Arnold A. Pinkston
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition, Separation Agreement and General Release of all Claims, dated September 8, 2010, by and between Scott T. Garrett and Beckman Coulter, Inc.